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                                  EXHIBIT 4.1

                               ACETEX CORPORATION

        INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)


This certifies that                                 is the registered holder
of                    Common Shares of ACETEX CORPORATION transferable on the
books of the Corporation in person or by attorney duly authorized in writing, only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by
its duly authorized officers this                          .


PRESIDENT                                        SECRETARY

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The class of shares represented by this certificate has rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of
(i) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors, and (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

For value received, the undersigned hereby sells, assigns and transfers unto
________________ at                                 Common Shares of Acetex
Corporation represented by this certificate, and hereby irrevocably
constitutes and appoints                        attorney to transfer the said
shares on the books of the Corporation with full power of substitution in the premises.


Date: _________________________ .

Signature ____________________________________ .

Witnessed by: ____________________________________ .

SIGNATURE GUARANTEE: The signature must be guaranteed by a bank, trust company or a member of a recognized stock exchange whose signature is acceptable to the Transfer Agent.